Exhibit 99.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

XEROX HOLDINGS CORPORATION

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF APRIL ___, 2021

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April ___, 2021, by and among Xerox Holdings Corporation (“Xerox”) and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement.

Article I. DEFINITIONS

Section 1.01        Defined Terms.

As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.03 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed, in a writing delivered to Xerox (in a form and substance reasonably satisfactory to Xerox), to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.04 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.02(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the shares of common stock, par value $1.00 per share, of Xerox, as authorized from time to time.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.02 hereof.

“Deason Group” means the persons and entities listed on Schedule I (under the heading “Deason Group”) and their Affiliates.

“Deason Nomination and Standstill Agreement” means the Nomination and Standstill Agreement, dated January 26, 2021, by and among the Deason Group and Xerox.

“Deason Representative” means Darwin Deason or such other member of the Deason Group as may be designated at any time and from time to time by written notice from the Holders who are members of the Deason Group to Xerox in accordance with Section 10.01.

“Demand Registration” has the meaning assigned to such term in Section 2.01 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.01 hereof.

“DTC” means The Depository Trust Company, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.01(n) hereof.

“Fund Indemnitors” has the meaning assigned to such term in Section 7.05(c) hereof.

“Holder” means any Person who is a member of the Icahn Group or the Deason Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Icahn Group” means the persons and entities listed on Schedule I (under the heading “Icahn Group”) and their Affiliates.

“Icahn Nomination and Standstill Agreement” means the Nomination and Standstill Agreement, dated January 26, 2021, by and among the Icahn Group and Xerox.

“Icahn Representative” means Icahn Partners LP or such other member of the Icahn Group as may be designated at any time and from time to time by written notice from the Holders who are members of the Icahn Group to Xerox in accordance with Section 10.01.

“Indemnified Person” has the meaning assigned to such term in Section 7.01 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.03 hereof.

“Inspectors” has the meaning assigned to such term in Section 6.01(k) hereof.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.01 hereof.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the Icahn Group or the Deason Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof, in a writing delivered to Xerox (in a form and substance reasonably satisfactory to Xerox), and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggybacking Demand Holders” has the meaning assigned to such term in Section 3.02 hereof.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.02 hereof.

“Piggybacking Thirty Party Holders” has the meaning assigned to such term in Section 3.02 hereof.

“Piggyback Registration” has the meaning assigned to such term in Section 3.01 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.01 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.01(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clauses (i) and (ii) which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities shall have been sold or disposed of pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof in consultation with Xerox and outside counsel, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of Xerox filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.01 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.01 hereof.

“Suspension Notice” has the meaning assigned to such term in Section 5.02(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.02(a) hereof.

“Ten Percent Holder” means any Person (other than any member of the Icahn Group or the Deason Group) that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with Xerox.

“Underwritten Offering” means a registration in which securities of Xerox are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Xerox” has the meaning assigned to such term in the introductory paragraph to this Agreement.

Section 1.02        General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

Article II. DEMAND REGISTRATION

Section 2.01        Demand Registration. Subject to the provisions contained in this Section 2.01 and in Sections 5.02 and 5.03 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that Xerox effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that Xerox shall in no event be required to effect:

(a)               more than two (2) Demand Registrations from the Icahn Group in the aggregate and two (2) Demand Registrations from the Deason Group in the aggregate (in each case regardless of the number of Additional Holders or Permitted Assignees who may become a Holder hereunder);

(b)               more than one (1) Demand Registration from either the Icahn Group or the Deason Group in any 18-month period; and

(c)               any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.01 and in Sections 5.02 and 5.03 hereof, upon receipt of a Demand Request, Xerox shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 75 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. Xerox shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

Section 2.02        Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.05); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.04 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

Section 2.03        Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects in the applicable Demand Request, such offering shall be in the form of an Underwritten Offering. With respect to any such Underwritten Offering pursuant to a Demand Registration, Xerox shall select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders and any Piggybacking Demand Holder.

Section 2.04        Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), no securities to be sold for the account of any Person (including Xerox) other than the Requesting Holders and any Piggybacking Demand Holder who has exercised a Piggyback Request under Section 3.01 to participate in such Demand Registration shall be included in a Demand Registration; provided that securities to be sold for the account of Xerox and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and Xerox in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders and any Piggybacking Demand Holder (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders and Piggybacking Demand Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of Xerox or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Piggybacking Demand Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders and Piggybacking Demand Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder or Piggybacking Demand Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

Section 2.05        Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.03 hereof (i) when the request for cancellation is based upon material adverse information relating to Xerox that none of the members of the Icahn Group (to the extent the Icahn Group is the Requesting Holder) or the Deason Group (to the extent the Deason Group is the Requesting Holder) were aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Icahn Group or the Deason Group, as applicable, was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if Xerox has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, Xerox shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, Xerox shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is two (2) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clauses (X) and (Y) to the extent such expenses are as described in clauses (i) through (viii) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

Section 2.06        Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to Xerox (i) as shall be selected by Xerox and as shall be reasonably acceptable to the Requesting Holders and any Piggybacking Demand Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) Xerox proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise Xerox in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

Article III. PIGGYBACK REGISTRATIONS

Section 3.01        Holder Piggyback Registration. If Xerox proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (including a Requesting Holder under Article II) of Xerox (except registrations on Form S-4 or any successor form, registrations on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to employees, directors, or then existing securityholders of Xerox, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then Xerox shall promptly give written notice of such proposed filing to the Holders (other than the Requesting Holder to the extent the Registration Statement relates to a Demand Registration under Article II) not less than 15 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by Xerox of the proposed offering price or range of offering prices), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered under such Registration Statement as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.02 and 5.03 hereof, upon the written request of any such Holder (a “Piggyback Request”), received by Xerox no later than ten (10) Business Days after receipt by such Holder of the notice sent by Xerox, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), Xerox shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by Xerox on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration. If any Holder does not deliver a notice within ten (10) Business Days after receipt by such Holder of the notice sent by Xerox, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 3.01 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 3.01). Notwithstanding the foregoing, Xerox may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.01 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, Xerox shall so notify each Holder that had notified Xerox in accordance with this Section 3.01 of its intention to participate in such offering and Xerox shall incur no liability for its failure to complete any such offering; provided, however, that in the event Xerox has initiated the offering for its own account, Xerox shall pay all documented expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (viii) of the first sentence of Article VIII hereof.

Section 3.02        Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, Xerox, in good faith) advises the Holders in writing that, in its or their good faith judgment, the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.01 (“Piggybacking Demand Holders”) and any other Persons who have elected to participate in such offering pursuant to written agreements with Xerox (“Piggybacking Third Party Holders” and, together with any Piggybacking Demand Holders, “Piggybacking Holders”) and proposed to be included by Xerox, would cause an Adverse Effect, then Xerox shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or Xerox in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a)               if the registration is undertaken for Xerox’s account: (x) first, the securities that Xerox desires to include, and (y) second, only if all of the securities referred to in clause (x) have been included, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate;

(b)               if the registration is undertaken at the demand of a securityholder of Xerox (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, only if all of the securities referred to in clause (x) have been included, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by Xerox. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that Xerox shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, Xerox, in good faith) determines that inclusion of additional securities by Xerox above such amount would not cause an Adverse Effect; and

(c)               if the registration is undertaken at the demand of a Requesting Holder, (x) first, the securities that the Requesting Holder and any Piggybacking Demand Holders desire to include, which shall be allocated among such Holders on a pro rata basis in proportion to the number of Registrable Securities held by such Holders, and (y) second, only if all of the securities referred to in clause (x) have been included, the securities proposed to be included by the Piggybacking Third Party Holders and by Xerox. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) among the Piggybacking Third Party Holders based for each such Piggybacking Third Party Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Third Party Holder holds by (ii) the total number of Common Shares that all such Piggybacking Third Party Holders hold in the aggregate; provided, however, that Xerox shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Third Party Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, Xerox, in good faith) determines that inclusion of additional securities by Xerox above such amount would not cause an Adverse Effect.

Section 3.03        Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to Xerox of its request to withdraw; provided, however, that (i) such request must be made in writing at least one Business Day prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the offering with respect to which such withdrawal was made. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to Xerox that none of the members of the Icahn Group or the Deason Group making such Piggyback Request, as applicable, were aware of at the time of such Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Icahn Group or the Deason Group, as applicable, was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if Xerox has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then Xerox shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is two (2) Business Days after the date on which any Participating Holders (X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clauses (X) and (Y) to the extent such expenses are as described in clauses (i) through (viii) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

Section 3.04        Underwritten Offerings.

(a)               In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, Xerox may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.02(d) hereof.

(b)               With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, Xerox shall select an investment banking firm of national standing to be the managing underwriter for the offering.

Article IV. SHELF REGISTRATION

Section 4.01        Shelf Registration Filing. Subject to Sections 5.02 and 5.03 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), Xerox shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.03(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of Xerox securities other than Registrable Securities. Any registration effected pursuant this Section 4.01 shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities. Xerox shall file the Shelf Registration Statement on Form S-3 or, if Xerox or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, Xerox shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

Section 4.02        Required Period and Shelf Registration Procedures. Subject to Section 4.01 and to any Suspension Period(s) referred to below, Xerox shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

Section 4.03        Underwritten Shelf Offerings.

(a)               Subject to Section 4.03(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least 5,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, Xerox shall select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b)               Notwithstanding Sections 4.01 and 4.03(a), subject to Xerox’s compliance with its obligations under Article III hereof, Xerox shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.03(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.03(a), Xerox has issued a notice to the Holders pursuant to Section 3.01 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, which Xerox continues in good faith to pursue such registered Underwritten Offering until the earliest to occur of: (A) the abandonment, cessation or withdrawal of such Underwritten Offering; (B) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (C) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If Xerox issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.01 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by Xerox of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.01 hereof shall not pre-empt Xerox’s obligations pursuant to Sections 4.01 or 4.03(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Sections 4.01 or 4.03(a) during the 30-day period commencing on the day immediately following the date that the Icahn Group and the Deason Group receive notice from Xerox of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c)               With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.03(a) hereof, no securities to be sold for the account of any Person (including Xerox) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of Xerox and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and Xerox in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

Article V. STANDSTILL AND SUSPENSION PERIODS

Section 5.01        Xerox Standstill Period. Subject to Sections 2.04 and 4.03(c), in the event of (i) any Demand Registration pursuant to Section 2.01 hereof in which the Requesting Holders and any Piggybacking Demand Holders are registering more than 5,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.03 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.03(a) hereof, Xerox agrees not to, without the prior written consent of the Holders, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, in each case for its own account, any securities that are the same as, or similar to, such Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of Xerox that are the same as, or similar to, such Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Xerox dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), (x) in the case of any Demand Registration pursuant to Section 2.01 in which the Requesting Holders and Piggybacking Demand Holders are registering more than 5,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) in the aggregate or any Underwritten Offering pursuant to Section 2.04, during the ninety (90) day period (not including any Suspension Periods) commencing on the date of delivery of a Demand Request to Xerox by a Requesting Holder or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (y) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.03(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

Section 5.02        Suspension Period.

(a)               Xerox shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if Xerox possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times Xerox continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by Xerox, at such time as Xerox no longer possesses material non-public information regarding Xerox, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or Xerox exercises its rights in each case pursuant to this Section 5.02(a) shall constitute a “Suspension Period.”

(b)               Each Holder agrees that, upon receipt of a written notice from Xerox of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from Xerox to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, Xerox shall deliver a written notice to the Icahn Representative and the Deason Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of Xerox and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, Xerox (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by Xerox, such Holder shall deliver to Xerox (at Xerox’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. Xerox covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all Xerox employees, officers and directors who are subject to Xerox’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of Xerox beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, Xerox shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c)               During any time that any member of the Icahn Group possesses material, non-public information with respect to Xerox, no Holder who is a member of the Icahn Group may effect any sales under any Registration Statement of Xerox. During any time that any member of the Deason Group possesses material, non-public information with respect to Xerox, no Holder who is a member of the Deason Group may effect any sales under any Registration Statement of Xerox.

Section 5.03        Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.01 or 3.01 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of Xerox’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter, covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of Xerox and ending on the 90th day after such effective date (or such other period as shall have been agreed to by Xerox’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.03 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of Xerox’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.03 shall not exceed an aggregate of 180 days during any 365-day period.

Article VI. REGISTRATION PROCEDURES

Section 6.01        Xerox Obligations. Whenever Xerox is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a)               provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of Xerox’s counsel, by the Securities Act;

(b)               cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by Xerox in reliance upon and in conformity with written information furnished to Xerox by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c)               furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that Xerox shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that Xerox shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d)               use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that Xerox shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e)               promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.02 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of Xerox’s notice that Xerox is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f)                use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)               provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at Xerox’s option, be Xerox’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h)               notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by Xerox of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i)                 use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j)                 in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.03 or 4.03 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.01 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k)               make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Xerox and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Xerox to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Xerox of its business and shall comply with all Xerox site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such Person shall use its reasonable efforts to provide Xerox with prior written notice of such requirement to afford Xerox with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l)                 in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to Xerox and (ii) a comfort letter or comfort letters from Xerox’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and scope and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m)             in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents, customary in form, scope and substance;

(n)               reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o)               use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by Xerox are then listed;

(p)               cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q)               use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

Section 6.02        Holder Obligations. Each Holder agrees:

(a)               that it shall furnish to Xerox such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as Xerox may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b)               that information obtained by it or by its Inspectors pursuant to Section 6.01 shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Xerox or its Affiliates unless and until such information is made generally available to the public;

(c)               to use its reasonable efforts, prior to making any disclosure allowed by Section 6.01(k)(iii)(A) or (B) hereof, to inform Xerox that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d)               in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.03 hereof; and

(e)               to notify Xerox as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify Xerox, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

Article VII. INDEMNIFICATION

Section 7.01        Indemnification by Xerox. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Xerox shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; provided, however, that Xerox shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to Xerox by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.01 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. Xerox will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability Xerox may otherwise have.

Section 7.02        Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.01 hereof) Xerox, each director and officer of Xerox and each other Person, if any, who controls Xerox within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which Xerox or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Xerox by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

Section 7.03        Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.01 or 7.02 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.01 or 7.02 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such indemnifying party and reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.03 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

Section 7.04        Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.04 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.04 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Section 7.05        Indemnification Payments; Other Remedies.

(a)               Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b)               The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

Article VIII. REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, Xerox shall pay 50% and the Participating Holders shall pay 50% (unless any other Person shall be offering Registrable Securities in such offering pursuant to a Registration Statement hereunder, in which case the Participating Holders and such other Person(s) shall pay such 50% on a pro rata basis in proportion to the number of Registrable Securities included by the Participating Holders and such other Person(s) in such offering pursuant to a Registration Statement hereunder): (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) fees and expenses of independent certified public accountants retained by Xerox for any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits, (v) the reasonable fees and expenses of any special experts retained by Xerox and agreed to by the Participating Holders, (vi) fees and expenses in connection with any review of underwriting arrangements by FINRA, (vii) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the New York Stock Exchange, and (viii) all duplicating, distribution and delivery expenses. In connection with any offering pursuant to a Registration Statement hereunder, Xerox shall pay 100% of (i) internal expenses of Xerox (including all salaries and expenses of its officers and employees performing legal or accounting duties), and (ii) except as provided in clause (iv) in the first sentence of this paragraph, fees and disbursements of counsel for Xerox and fees and expenses of independent certified public accountants retained by Xerox. In connection with any offerings pursuant to a Registration Statement hereunder, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder; and (c) any applicable transfer taxes attributable to the sale of their Registrable Securities.

Article IX. RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of Xerox to the public without registration or pursuant to a registration on Form S-3, Xerox covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, Xerox shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as Xerox’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to enable its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

Article X. MISCELLANEOUS

Section 10.01    Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or electronic mail, addressed as follows:

if to any Holder who is a member of the Icahn Group:

Icahn Enterprises L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160Attention: Keith Cozza

Email: KCozza@ielp.com

With a copy to (which shall not constitute notice):

Icahn Enterprises L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160Attention: Jesse Lynn

Email: JLynn@sfire.com

if to any Holder who is a member of the Deason Group:

Darwin Deason

3953 Maple Ave, Suite 150

Dallas, TX 75219

Email: sletier@deasoncap.com

With a copy to (which shall not constitute notice):

Woolery & Co. PLLC

Email: james@wooleryco.com

Attention: James C. Woolery

and if to Xerox, at:

Xerox Holdings Corporation

201 Merritt 7

Norwalk, Connecticut 06851

Email:         louie.pastor@xerox.com

Attention: Louie Pastor, Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

With a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile: 212-728-9593

Email: rleaf@willkie.com

Attention: Russell Leaf

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, the date on which the facsimile or electronic mail it sent so long as the sender receives confirmation regarding the success of transmission thereof, or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule II attached hereto. Any member of the Icahn Group or the Deason Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to Xerox setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice Xerox shall amend Schedule II attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by Xerox, each such Holder and Additional Holder shall provide written notice to Xerox of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, Xerox shall amend Schedule II attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to Xerox as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, Xerox shall be entitled to rely conclusively on Schedule II attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by Xerox from time to time).

Section 10.02       Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to Xerox and the Holders.

Section 10.03      Amendments; Waivers. Subject to Section 10.04, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

Section 10.04      Representatives. Xerox shall be entitled to rely upon the written communications of (i) the Icahn Representative, acting on behalf of any Holder who is a member of the Icahn Group and (ii) the Deason Representative, acting on behalf of any Holder who is a member of the Deason Group Group, in each case relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the Icahn Representative shall be deemed to have been delivered to each Holder who is a member of the Icahn Group for all purposes hereof, and any notice or communication delivered to the Deason Representative shall be deemed to have been delivered to each Holder who is a member of the Deason Group for all purposes hereof. Each of the Holders who is a member of the Icahn Group shall use their reasonable efforts to conduct all written communications to Xerox pursuant to this Agreement through the Icahn Representative, and each of the Holders who is a member of the Deason Group shall use their reasonable efforts to conduct all written communications to Xerox pursuant to this Agreement through the Deason Representative.

Section 10.05     Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

Section 10.06      No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Article VII.

Section 10.07     Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 10.08      Termination of Registration Rights; Survival. All rights granted to Holders who are members of the Icahn Group under this Agreement shall terminate on the earlier to occur of (a) the six-month anniversary of the date that the number of Common Shares beneficially owned by the Icahn Group represents less than five percent (5%) of the outstanding Common Shares, and (b) the end of the Board Representation Period (as defined in the Icahn Nomination and Standstill Agreement) of the Icahn Group. All rights granted to Holders who are members of the Deason Group under this Agreement shall terminate on the earlier to occur of (a) the six-month anniversary of the date that the number of Common Shares beneficially owned by the Deason Group represents less than five percent (5%) of the outstanding Common Shares, and (b) the end of the Board Representation Period (as defined in the Deason Nomination and Standstill Agreement) of the Deason Group. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement.

Section 10.09      Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10    Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

Section 10.11    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.01 hereof, such service to become effective ten (10) days after such mailing.

Section 10.12    Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by e-mail or facsimile signatures.

Section 10.13    Entire Agreement. Except for the Icahn Nomination and Standstill Agreement and Deason Nomination and Standstill Agreement (other than paragraphs of Exhibit C to such agreements, which are superseded by this Agreement), this Agreement (i) embodies the entire agreement and understanding between Xerox and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 10.14    Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

XEROX HOLDINGS CORPORATION

By:
Name: Louie Pastor
Title: Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

[Signature Page to Registration Rights Agreement]

CARL C. ICAHN

By:
Carl C. Icahn

[Signature Page to Registration Rights Agreement]

ICAHN PARTNERS LP

By:
Name:
Title:

ICAHN PARTNERS MASTER FUND LP

By:
Name:
Title:

ICAHN ENTERPRISES G.P. INC.

By:
Name:
Title:

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IPH GP LLC

By:
Name:
Title: Authorized Signatory

ICAHN CAPITAL LP

By:
Name:
Title: Authorized Signatory

ICAHN ONSHORE LP

By:
Name:
Title: Authorized Signatory

BECKTON CORP

By:
Name:
Title: Authorized Signatory

[Signature page to Registration Rights Agreement]

By:
Name: Darwin Deason

[Signature page to Registration Rights Agreement]

SCHEDULE I

Icahn Group

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

Deason Group

DARWIN DEASON

SCHEDULE II

Name of Holder/Additional Holder	Number of Registrable Securities Held

Icahn Partners LP	18,205,785
Icahn Partners Master Fund LP	12,936,896
Darwin Deason	8,542,085*

*Excludes shares issuable upon conversion of preferred stock.